                        CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of November 10, 1997, is made between LESLIE B. OTTEN (the "Borrower"), and ING (U.S.)
CAPITAL CORPORATION (the "Lender").


                      W I T N E S S E T H:

         WHEREAS, the Borrower desires to obtain a Commitment from the Lender pursuant to which Loans will be made to the Borrower from time to time prior to the Commitment Termination
Date;

         WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitment and make such Loans to the Borrower; and

         WHEREAS, Loans will be used to acquire up to 1,250,000 shares of the Common Stock, $0.01 par value ("Common Stock"), of American Skiing Company, a Maine corporation (the "Company"), in connection with an initial public offering of the Company's Common Stock for an aggregate purchase price of not more than $15,000,000;

         NOW, THEREFORE, the parties hereto agree as follows:


                            ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1.  Defined Terms.  The following terms
(whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, the power

              (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such other Person; or

              (b)  to direct or cause the direction of the
         management and policies of such other Person whether by contract or otherwise.

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, restated, or otherwise modified and in effect on such date.

         "Assignee Lender" is defined in Section 9.12.

         "Authorized Officer" means, relative to the Company, those officers of the Company whose signatures and incumbency shall have been certified to the Lender pursuant to Section
5.1.1.

         "Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

              (a)  the Prime Rate; and

              (b)  the Federal Funds Rate most recently
         determined by the Lender plus 1/2 of 1%.

The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Lender in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans bearing interest at the Base Rate will take effect simultaneously with each change in the Base Rate. The Lender will give notice promptly to the Borrower of changes in the Base Rate.

         "Borrower" is defined in the preamble.

         "Borrowing" means the Loans made by the Lender on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

         "Borrowing Base" means, at any time, an amount equal to 25% of the Fair Market Value of the Pledged Stock.

         "Borrowing Request" means a loan request and certificate duly executed by Borrower, substantially in the form of Exhibit B hereto.

         "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

         "Change in Control" means the occurrence, at any time, of the following event: the Borrower shall cease to have the ability to elect a majority of the board of directors of the Company.

         "Class A Stock" is defined in the Pledge Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means the Lender's obligation to make loans pursuant to Section 2.1.1.

         "Commitment Amount" means, on any date, an amount not to exceed $18,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Commitment Fee" means an amount equal to 1/2 of 1% per annum on the daily average of the difference between (a) the Commitment Amount and (b) the aggregate outstanding principal amount of the Loans.

         "Commitment Termination Date" means the earliest of

              (a)  the Stated Maturity Date;

              (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to
         Section 2.2; and

              (c)  the date on which any Commitment Termination
         Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitment shall terminate automatically and without any further action.

         "Commitment Termination Event" means

              (a)  the occurrence of any Default described in
         Section 8.1.7; or

              (b)  the occurrence and continuance of any other
         Event of Default and either

                   (i)  the declaration of the Loans and other
              Obligations to be due and payable pursuant to
              Section 8.3, or

                   (ii) in the absence of such declaration, the
              giving of notice by the Lender to the Borrower that the Commitment has been terminated.

         "Common Stock" is defined in the preamble.

         "Company" is defined in the preamble.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Credit Extension" means the making of a Loan.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Lender.

         "Dollar" and the sign "$" mean lawful money of the United States

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 9.8.

         "Event of Default" is defined in Section 8.1.

         "Extension Fee" means an amount equal to 1.00% of the Commitment Amount in effect on the effective date of any extension pursuant to Section 2.6.

         "Fair Market Value" means with respect to any Pledged Shares, at any time, (a) if the Common Stock is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal securities exchange on which the Common Stock is traded; or (b) if the Common Stock is not then listed or admitted to trading on any securities exchange, the last reported sales price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by the Valuation

Sources for the Common Stock; provided, that (i) if any Valuation Source does not timely quote a sale or bid price therefor, the Lender may determine such Fair Market Value by reference to the arithmetic mean of sale and bid prices quoted by the remaining Valuation Sources and (ii) if no Valuation Source timely quotes a sale or bid price, the "Fair Market Value" of the Common Stock at such time shall mean the fair market value thereof as determined
by the Lender in its sole discretion.   Notwithstanding
clauses (i) and (ii), the Borrower may complete each Valuation Certificate and make each Borrowing Request on the basis of quotes of sale or bid prices for the Common Stock at the relevant time from sources reasonably believed by it to be reliable and the Lender may (but shall not be required to) rely upon such determinations by the Borrower.

         Notwithstanding any terms to the contrary contained in this definition or in any Loan Document, the Lender may, from time to time, provide the Borrower with notice of the Lender's calculation of the Fair Market Value of the Pledged Shares. If the Lender's calculation is less than that which would otherwise be attributed to the Pledged Shares pursuant to the provisions set forth in this definition, the Lender agrees to discuss such difference with the Borrower; provided, however, that if such difference is not resolved within two Business Days after such notice (or such later date as the Lender may agree), the Lender's determination shall be binding on the Borrower for purposes of this Agreement.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

              (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by The Wall Street Journal; or

              (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "including" means including without limiting the generality of any description preceding such term.

         "Indebtedness" of any Person means, without duplication:

              (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

              (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

              (c) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

              (d) net liabilities of such Person under all Hedging Obligations;

              (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

              (f) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

         "Indemnified Liabilities" is defined in Section 9.4.

         "Initial Public Offering" means the initial public offering by the Company of 14,750,000 shares of Common Stock, as set forth in the Company's Prospectus dated November 6, 1997 filed with the Securities and Exchange Commission (the
"Prospectus").

         "Interim Maintenance Base" means, at any time, an amount equal to 29% of the Fair Market Value of the Pledged Shares.

         "Lender" is defined in the preamble.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever (exclusive, however, of any setoff rights that may be held by the seller or grantor under a participation or subparticipation agreement that qualifies as a Pledged Asset hereunder).

         "Loans" is defined in Section 2.1.1.

         "Loan Document" means this Agreement, the Note, the Pledge Agreement, the Registration Rights Agreement and each other agreement, document or instrument delivered in connection herewith or therewith, whether or not specifically mentioned herein or therein.

         "Maintenance Base" means, at any time, an amount equal to 33-1/3% of the Fair Market Value of the Pledged Shares.

         "Margin Stock" means "margin stock", within the meaning of F.R.S. Board Regulations G, U or X.

         "Monthly Payment Date" means the last Business Day of each calendar month.

         "Note" means a promissory note of the Borrower payable to the Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Note, the Pledge Agreement and each other
Loan Document.

         "Organic Document" means, relative to the Company, its certificate of incorporation and any voting trusts and similar arrangements applicable to any of its shares.

         "Participant" is defined in Section 9.11.

         "Person" means any natural person, corporation, partnership, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Pledge Agreement" means the Pledge Agreement dated as of November 10, 1997, between the Borrower and the Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Pledged Shares" is defined in the Pledge and Security
Agreement.

         "Prime Rate" means, at any given time, the prime rate as quoted in The Wall Street Journal as the base rate on corporate loans posted as of such time by at least 75% of the nation's 30 largest banks (which rate is not necessarily the lowest rate offered by such banks).

         "Principal Office" means the principal office of the Lender, presently located at 135 East 57th Street, New York, New
York 10022.

         "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Registration Rights Agreement" means the Registration
Rights Agreement dated as of November 10, 1997 between the Company and the Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Shares" is defined in the Pledge Agreement.

         "Stated Maturity Date" means November 9, 1998, or such later date to which the Commitment may be extended pursuant to
Section 2.6.

         "Taxes" is defined in Section 4.2.

         "United States" or "U.S." means the United States of
America, its fifty States and the District of Columbia.

         "Valuation Certificate" shall mean a certificate of the Borrower, substantially in the form of Exhibit C hereto and appropriately completed.

         "Valuation Sources" shall mean any of the Persons listed on Schedule II hereto.

         "Voting Stock" means any securities of the Company entitled to vote generally in the election of directors of the Company and any other securities (including rights, warrants and options) convertible into, exchangeable for or exercisable for any such securities, whether or not presently convertible, exchangeable or exercisable.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule, the Note, the Pledge Agreement and in each Borrowing Request, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles in the United States ("GAAP").

                           ARTICLE II

             COMMITMENT, BORROWING PROCEDURES, NOTE

         SECTION 2.1. Commitment. On the terms and subject to the conditions of this Agreement (including Article V), the Lender agrees to make Loans pursuant to the Commitment described in Section 2.1.1.

         SECTION 2.1.1.  Commitment to Make Loans.  Subject to
Section 4.5, from time to time on any Business Day occurring prior to the Commitment Termination Date, the Lender will make loans (its "Loans") to the Borrower equal to the aggregate amount of the Borrowing requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time prior to the Commitment Termination Date, borrow, prepay and reborrow Loans.

         SECTION 2.1.2. Lender Not Required to Make Loans. The Lender shall not be required to make any Loan (a) if, after giving effect thereto, the aggregate outstanding principal amount of the Loans would exceed the lesser of (x) the Commitment Amount and (y) the Borrowing Base then in effect, or (b) for any purpose other than as set forth, and subject to the limitations set forth, in Section 4.5.

         SECTION 2.2. Optional Reduction of Commitment Amount. Subject to the terms of clause (b) of Section 3.1, the Borrower may, from time to time on any Business Day, voluntarily reduce the aggregate Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Lender and be permanent, and any partial reduction of such aggregate Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000; and provided, further, that the Borrower may terminate the Commitment in whole if, at the time of and as a condition of such termination the Borrower shall have repaid in full all Loans, together with all accrued interest thereon to the date of termination and all other amounts payable in respect thereof.

         SECTION 2.3. Borrowing Procedure and Funding Maintenance. By delivering a Borrowing Request to the Lender on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one nor more than five Business Days' notice, that a Borrowing be made in a minimum amount of $10,000, or in the unused amount of the Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be made on the Business Day specified in such Borrowing Request. On or before 11:00 a.m., New York City time, on such Business Day, the Lender shall make funds in an amount equal to the requested Borrowing available to the Borrower by wire transfer to the account(s) the Borrower shall have specified in its Borrowing Request.

         SECTION 2.4. Note. The Lender's Loans from time to time outstanding under the Commitment shall be evidenced by a
Note in a maximum principal amount equal to the original Commitment Amount. The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to such Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of the Lender to make any such notations shall not limit, increase or otherwise affect any Obligations of the Borrower.

         SECTION 2.5. Prepayments Following Determination of Fair Market Value. If after giving effect to the Lender's determination of the Fair Market Value of the Pledged Shares as provided in the last paragraph of the definition of "Fair Market Value", the most recently delivered Valuation Certificate shows the Borrower to be in violation of Section 7.2.5, or if after giving effect to such determination the aggregate outstanding principal amount of the Loans exceeds the amount that the Borrower was entitled to have extended to it pursuant to Section 2.1.2, the Borrower shall immediately, at the Borrower's option, either prepay Loans in accordance with clause (c) of Section 3.1 or deliver to the Lender additional Shares (which shall be shares of Common Stock unless the Borrower owns no further shares of Common Stock which are not Pledged Shares, in which case such Shares may consist of Class A Stock) in accordance with the Pledge Agreement.

         SECTION 2.6.  Extension of Stated Maturity Date.
Upon written request of the Borrower delivered not more than 60 nor less than 30 days prior to the initial Stated Maturity Date, the Lender will extend the Stated Maturity Date for one additional 364-day period, provided that, as of the effective date of such extension (and, in the case of clauses (i) and (ii) below, on the date of such requested extension), (i) no Default has occurred and is existing, (ii) the Fair Market Value of the Pledged Shares is at least 400% of the aggregate principal amount of the Loans, and (iii) the Borrower shall pay the Lender the Extension Fee on or prior to the effective date of such extension.

                           ARTICLE III

           REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

              (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                   (i)  all such voluntary prepayments shall
              require at least one but no more than five Business
              Days' prior written notice to the Lender, and

                   (ii) all such voluntary partial prepayments
              shall be in an aggregate minimum amount of $1,000,000 (or, if less, the aggregated outstanding principal amount of the Loans) and an integral multiple of $100,000;

              (b) shall, on each date when any reduction in the Commitment Amount shall become effective pursuant to
         Section 2.2, make a mandatory prepayment of all Loans in an amount equal to the excess, if any, of

                   (A)  the outstanding principal amount of the
              Loans at such date

              over

                   (B)  the Commitment Amount as so reduced;

              (c) shall, on the first Business Day following each date when the aggregate outstanding principal amount of the Loans exceeds the Maintenance Base, either make a mandatory prepayment of all Loans in an amount equal to the excess of the aggregate outstanding principal amount of Loans over the Interim Maintenance Base or deliver additional Shares to the Lender (as provided in Section 2.5) pursuant to the Pledge Agreement having a Fair Market Value such that, when added to the aggregate Fair Market Value of all other Pledged Shares, the aggregate outstanding principal amount of the Loans no longer exceeds the Interim Maintenance Base;

              (d) shall, within one Business Day following the date on which the Lender has made a determination of the Fair Market Value of the Pledged Shares pursuant to the last paragraph of the definition of "Fair Market Value", the effect of which is to reduce the Fair Market Value of the Pledged Shares and consequently cause the outstanding principal amount of the Loans to exceed the then effective Maintenance Base, either make a mandatory prepayment of all Loans in an amount equal to the excess of the aggregate outstanding principal amount of Loans over the then effective Interim Maintenance Base or deliver additional Shares to the Lender (as provided in Section 2.5) pursuant to the Pledge Agreement having a Fair Market Value such that, when added to the aggregate Fair Market Value of all other Pledged Shares, the aggregate outstanding principal amount of the Loan no longer exceeds the Interim Maintenance Base; and

              (e) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to
         Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of such Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty. No prepayment of principal of any Loans pursuant to clause (a), (c) or (d) of this Section 3.1 shall cause a reduction in the Commitment Amount.

         SECTION 3.2.  Interest Provisions. Interest on the
outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

         SECTION 3.2.1. Rates. All Loans hereunder shall accrue interest at a fluctuating rate equal to the Base Rate as in effect from time to time, subject to Section 3.2.2.

         SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts (including interest on interest to the extent permitted by applicable law) at a rate per annum equal to the Base Rate plus a margin of 2.00%.

         SECTION 3.2.3.  Payment Dates.  Interest accrued on each
Loan shall be payable, without duplication:

              (a)  on the Stated Maturity Date therefor;

              (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

              (c)  on each Monthly Payment Date; and

              (d)  on that portion of any Loans the Stated
         Maturity Date of which is accelerated pursuant to
         Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity

Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. (a) The Borrower agrees to pay to the Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the final Commitment Termination Date, the Commitment Fee. The Commitment Fee shall be payable by the Borrower in arrears on each Monthly Payment Date, commencing with the first such day following the Effective Date, and on the final Commitment Termination Date.

         (b) The Borrower further agrees to pay to the Lender the fees set forth in a letter agreement between the Borrower and the Lender at the times and in the amounts set forth therein.

                           ARTICLE IV

         CAPITAL COSTS; TAXES; OTHER PAYMENT PROVISIONS

              SECTION 4.1. Increased Capital Costs. If any change made in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender, and the Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by the Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Lender to the Borrower, the Borrower shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling Person for such reduction in rate of return. In each such event, the Lender shall provide the Borrower with a statement as to any such additional amount or amounts (including calculations thereof in reasonable detail) and such statement shall constitute prima facie evidence of such amount. In determining such amount, the Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable; provided, that the Lender agrees that it shall utilize the same method of calculation for the Borrower as it does for its other similarly-situated borrowers.

         SECTION 4.2. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder (including in respect of fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

              (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

              (b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

              (c) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as are necessary in order that the net amount received by the Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had such Taxes not been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

         Upon the request of the Borrower, the Lender (if applicable) shall execute and deliver to the Borrower, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to the Lender is exempt from withholding or deduction of Taxes.

         SECTION 4.3. Payments, Computations, Notices. All payments by the Borrower pursuant to this Agreement, the Note, or any other Loan Document shall be made by the Borrower to the Lender, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York City time, on the date due, in same day or immediately available funds, to such account as the Lender shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lender on the next succeeding Business Day. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 365 or 366 days, as the case may be.
Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment. The Lender shall not be entitled to any amount under Section 4.1 or 4.2 unless the Lender gives the Borrower notice of its obligation to pay such amount within 180 days from the date such obligation arises. The Lender agrees that, upon the occurrence of any event specified in Section 4.1 and 4.2, it will, if requested by the Borrower, use its good faith efforts to designate another office for any Loans affected by such event with the objective of avoiding the consequences of such event. Any such designation shall be made in the sole discretion of the Lender and on terms that will ensure that the Lender suffers no economic, legal, regulatory or other disadvantages.

         SECTION 4.4. Setoff. The Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of
Section 8.1.7 or any other Event of Default, have the right to appropriate and apply to the payment of, and setoff against, the Obligations owing to it, and (as security for such Obligations) the Borrower hereby grants to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with the Lender. The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are cumulative and in addition to any other rights and remedies (including other rights of setoff under applicable law or otherwise) that may be available to the Lender.

         SECTION 4.5. Use of Proceeds of Credit Extensions. The Borrower shall only be permitted to utilize the proceeds of Loans
(1) to purchase up to 1,250,000 Shares in connection with the Initial Public Offering for an aggregate amount not to exceed

$15,000,000 and (ii) to pay amounts due and owing with respect to the Obligations.

                            ARTICLE V

                 CONDITIONS TO CREDIT EXTENSIONS

         SECTION 5.1. Initial Credit Extension. The obligation of the Lender to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1. Resolutions, etc. The Lender shall have received from the Company a certificate, dated the date of the initial Borrowing, of an Authorized Officer as to:

              (a) any necessary corporate action authorizing the execution, delivery and performance of the Registration
         Rights Agreement and all Shares owned or to be acquired by the Borrower in the Initial Public Offering;

              (b)  the incumbency and signatures of those
         Authorized Officers authorized to execute the Shares and to execute and act with respect to the Registration
         Rights Agreement; and

              (c) the certificate of incorporation and by-laws of the Company, as in effect on the date of the initial Borrowing, and accompanied by a certificate of good standing for the Company issued by the jurisdictions in which it is organized, and dated as of a date reasonably close to the date of the initial Borrowing.

         SECTION 5.1.2.  Delivery of Note.   The Lender shall
have received the Note duly executed by the Borrower.

         SECTION 5.1.3. Pledge Agreement. The Borrower and the Lender shall have executed and delivered the Pledge Agreement substantially in the form attached hereto as Exhibit D, and the Lender shall have received the certificates evidencing any Pledged Shares initially to be pledged under the Pledge Agreement (which shall consist of (i) all Shares acquired by the Borrower in connection with the Initial Public Offering, (ii) Common Stock owned by the Borrower and (iii) only if and after all shares of Common Stock owned by the Borrower have been delivered as Pledged Shares, shares of Class A Stock owned by the Borrower) together with the additional documentation required under Pledge Agreement relating thereto;

              (a)  acknowledgment copies of properly filed
         Uniform Commercial Code financing statements (Form UCC-

         1), dated a date reasonably near to the date of the initial Credit Extension, or such other evidence of filing as may be acceptable to the Lender, naming the Borrower as the debtor and the Lender as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interest of the Lender pursuant to the Pledge and Security Agreement; and

              (b) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Lender, dated a date reasonably near to the date of the initial Credit Extension, listing all effective financing statements which name the Borrower (under his present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (b) above, together with copies of such financing statements (none of which (other than those described in clause (b), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (b)) shall cover any collateral described in the Pledge Agreement).

         SECTION 5.1.4. Opinions of Counsel. The Lender shall have received opinions, dated the date of the initial Borrowing and addressed to the Lender, from Christopher E. Howard, Esq., counsel to the Borrower and Pierce Atwood, counsel to the Company, in form and substance reasonably satisfactory to the Lender.

         SECTION 5.1.5.  Initial Public Offering.  The Lender
shall have received evidence satisfactory to it that the Initial
Public Offering shall have been consummated.

         SECTION 5.1.6.  Registration Rights Agreement.  The
Lender and the Company shall have executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit E.

         SECTION 5.1.7. Closing Fees, Expenses, etc. The Lender shall have received all fees, costs and expenses due and payable pursuant to Sections 3.3 and 9.3, if then invoiced.

         Section 5.1.8.  Margin Stock.  The Lender shall have
received with respect to any Margin Stock being supplied as Pledged Shares an executed Form FR G-3 relating thereto.

         Section 5.1.9. Madeleine Consent. The Lender shall have received the written consent of Madeleine L.L.C. under that certain Amended and Restated Registration Rights Agreement, dated as of November 3, 1997, by and between the Company and Madeleine L.L.C., to the execution, delivery and performance of the Registration Rights Agreement by the Company.

         SECTION 5.2. All Credit Extensions. The obligation of the Lender to fund any Loan on the occasion of any Borrowing (including the initial Credit Extension), shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

         SECTION 5.2.1.  Compliance with Warranties, No Default,
etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct:

              (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) and Section 2.1 of the Pledge Agreement shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

              (b) except as disclosed by the Borrower to the Lender pursuant to Section 6.7

                   (i)   no labor controversy, litigation,
              arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or the Company which is reasonably likely to materially adversely affect the Borrower's business, operations, assets, revenues, properties, or prospects, or which purports to affect the legality, validity or enforceability of this Agreement, the Note, the Pledge Agreement or any other Loan Document, and

                   (ii)  no development shall have occurred in
              any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which is reasonably likely to materially adversely affect the business, operations, assets, revenues, properties or prospects of the Borrower or the Company; and

              (c) no Default shall have then occurred and be continuing, and the Borrower is not in violation of any law or governmental regulation or court order or decree the consequences of which are reasonably likely to be materially adverse to the Borrower.

         SECTION 5.2.2.  Borrowing Request; Valuation
Certificate. The Lender shall have received a Borrowing Request for such Credit Extension, in addition to a Valuation Certificate (to be received not later than 9:30 a.m., New York City time, on the date of the making of such Credit Extension) as to the aggregate Fair Market Value of all Pledged Shares at the opening of business on the date such Credit Extension is to be made, including pro forma adjustments reflecting additions to and withdrawals from the Pledged Shares to take place on such date, and, if applicable, stating the Fair Market Value of Pledged Shares to be so withdrawn. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of a Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in
Section 5.2.1 are true and correct.

         SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower shall be satisfactory in form and substance to the Lender and its counsel; the Lender and its counsel shall have received all information, approvals, opinions, documents or instruments as the Lender or its counsel may reasonably request.


                           ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants unto the Lender as set forth in this
Article VI.

         SECTION 6.1. Authority, etc. The Borrower is an individual having his place of residence at Sunday River Access Road, Newrey, Maine 04216 and has full power and authority to enter into and perform his Obligations under this Agreement, the Note, the Pledge Agreement and the other Loan Documents to which he is a party.

         SECTION 6.2.  Due Authorization, Non-Contravention, etc.
The execution, delivery and performance by the Borrower of this Agreement, the Note and each other Loan Document executed by him do not

              (a)  contravene the Company's Organic Documents;

              (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or the Company; or

              (c)  result in, or require the creation or
         imposition of, any Lien on any of the Borrower's or the Company's properties, other than pursuant to the terms of the Pledge Agreement.

         SECTION 6.3. Government Approval, Regulation, etc. Other than the filings by the Borrower under Section 13 or 16(a) of the Securities Exchange Act of 1934, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or the Company of this Agreement, the Note or any other Loan Document.

         SECTION 6.4.  Validity, etc.  This Agreement
constitutes, and the Note and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

         SECTION 6.5.  Financial Information.  The financial
statement of the Borrower heretofore furnished to the Lender presents fairly the financial condition of the Borrower as at the date thereof.

         SECTION 6.6. No Material Adverse Change. Since the date of the financial statement described in Section 6.5, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower.

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding or labor controversy affecting the Borrower or the Company or any of their respective properties, assets or revenues, which are reasonably likely to materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower or the Company or which purports to affect the legality, validity or enforceability of this Agreement, the Note, the Pledge Agreement, the Registration Rights Agreement or any other Loan Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

         SECTION 6.8.  Ownership of Shares.  The Borrower owns
good and marketable title to all of the Shares owned by him, free and clear of all Liens, charges or claims except as permitted pursuant to Section 7.2.3.

         SECTION 6.10. Taxes. The Borrower has filed all tax returns and reports required by law to have been filed by him and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings.

         SECTION 6.11. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or the Company in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including, without limitation, the Prospectus) is, and all other such factual information hereafter furnished by or on behalf of the Borrower or the Company to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                           ARTICLE VII

                            COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Lender (a) a financial statement on such form and at such times as the Lender shall reasonably request, and (b) copies of the following reports, notices and information:

                   (i)  as soon as possible and in any event
              within three days after the occurrence of each Default, a statement of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                   (ii) as soon as possible and in any event
              within three days after (x) the occurrence of any materially adverse development with respect to any litigation, action, proceeding or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

                   (iii) not later than 10:00 a.m., New York City
              time, on the last Business Day of each month, a Valuation Certificate as to the aggregate Fair Market Value of all Pledged Shares as at the close of business on the last Business Day of the preceding week;

                   (iv) not later than 10:00 a.m., New York City
              time, on the date of each requested withdrawal of collateral under the Pledge Agreement, a Valuation Certificate as to the aggregate Fair Market Value of all Pledged Shares at the opening of business on such date, including pro forma adjustments reflecting additions to and withdrawals from the portfolio of Pledged Shares to take place on such date and stating the Fair Market Value of Pledged Shares to be so withdrawn; and

                   (v)  such other information respecting the
              condition or operations, financial or otherwise, of the Borrower or the Company (which, in the case of the Company, is made available to the Company's shareholders generally), together with a Valuation Certificate as to the aggregate Fair Market Value of all Pledged Shares as at a recent time specified by the Lender, in each case as the Lender may from time to time reasonably request.

The Borrower will furnish to the Lender, at the time he furnishes each set of financial statements with respect to the Borrower pursuant to Section 7.1.1(a), a certificate to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken and proposes to take with respect thereto).

         SECTION 7.1.2. Compliance with Laws, etc. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon him or upon his property except to the extent being diligently contested in good faith by appropriate proceedings.

         SECTION 7.2. Negative Covenants. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

         SECTION 7.2.1.  Liens.  The Borrower will not create,
incur, assume or suffer to exist any Lien upon any Shares owned by him or any of his Affiliates, except Liens securing payment of the Obligations, granted pursuant to any Loan Document.

         SECTION 7.2.2. Asset Dispositions, etc. The Borrower will not sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any part of the Shares owned by him or any Affiliate without the prior written consent of the Lender.

         SECTION 7.2.3. Negative Pledges, etc. The Borrower will not enter into any agreement (excluding this Agreement or any other Loan Document) prohibiting the creation or assumption of any Lien upon his properties, revenues or properties, whether now owned or hereafter acquired or the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document.

         SECTION 7.2.4. Maintenance Base. The Borrower will not at any time permit the aggregate outstanding principal amount of the Loans to exceed the Maintenance Base.

                          ARTICLE VIII

                        EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days after receipt by the Borrower of written notice thereof) in the payment when due of any commitment fee or of any other Obligation.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower or the Company made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Borrower or the Company to the Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of his obligations under Section 7.2, or the Company shall default in the performance of any of its obligations under the Registration Rights Agreement, and such default shall continue unremedied for a period of five Business Days after the earlier of (i) notice thereof given by the Lender to the Borrower or the Company, as the case may be, or
(ii) discovery thereof by the Borrower or an officer of the Company, as the case may be.

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Lender.

         SECTION 8.1.5.  Judgments.  Any judgment or order for
the payment of money in excess of $500,000 shall be rendered against the Borrower and either

              (a)  enforcement proceedings shall have been
         commenced by any creditor upon such judgment or order;
         or

              (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 8.1.6.  Control of the Company.  Any Change in
Control shall occur.

         SECTION 8.1.7.  Bankruptcy, Insolvency, etc.  Either of
the Borrower or the Company shall

              (a) become "insolvent" (as such term is defined in the United States Bankruptcy Code);

              (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for itself or any of its property, or make a general assignment for the benefit of creditors;

              (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for itself or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that each of the Borrower and the Company hereby expressly authorizes the Lender to appear in any court conducting any relevant proceedings during such 60-day period to preserve, protect and defend its rights under the Loan Documents; or

              (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or the Company, as the case may be, and, if any such case or proceeding is not commenced by the Borrower or the Company, as the case may be, such case or proceeding shall be consented to or acquiesced in by the Borrower or the Company, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each of the Borrower and the Company hereby expressly authorizes the Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents.

         SECTION 8.1.8. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or the Company, as the case may be; the Borrower, the Company or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first Lien, subject only to those exceptions (if any) expressly permitted by such Loan Document.

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in Section 8.1.7 shall occur, the Commitment (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 8.1.7) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may by notice to the Borrower declare all or any portion of the outstanding principal amount of all Loans and other Obligations to be due and payable and/or the Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitment shall terminate.

                           ARTICLE IX

                    MISCELLANEOUS PROVISIONS

         SECTION 9.1. Waivers, Amendments. etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each of the parties hereto. No failure or delay on the part of either party hereto or the holder of the Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party hereto or the holder of the Note under this Agreement or any other Loan Document shall except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 9.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be delivered or transmitted to such party at its address(es) or facsimile number(s) set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

         SECTION 9.3.  Payment of Costs and Expenses.  The
Borrower agrees to pay on demand all expenses of the Lender
(including all reasonable fees and out-of-pocket expenses of counsel to the Lender) in connection with

              (a) the negotiation, preparation, due diligence, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document (whether or not the same shall be consummated or become effective) as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

              (b) the filing, recording, refiling or rerecording of the Pledge Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Pledge Agreement; and

              (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, or the issuance of the Note or any other Loan Documents. The Borrower also agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 9.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Lender and the extension of the Commitment, the Borrower hereby indemnifies, exonerates and holds the Lender and each of its officers, directors, employees, and agents (collectively the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party of the action for which indemnification is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

              (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

              (b) the entering into and performance of this Agreement and any other Loan Document by any of the

         Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Lender pursuant to Article V not to make any Credit Extension), except to the extent such Indemnified Liabilities arise from an action, suit or proceeding brought by the Borrower in which a court of competent jurisdiction has rendered a final, non-appealable decision in favor of the Borrower; or

              (c)  any investigation of, or litigation or
         proceeding brought against, the Lender in connection with any acquisition or proposed acquisition by the Borrower of all or any portion of the Shares, whether or not the Lender is party thereto, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence, willful misconduct or bad faith, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 9.5. Survival. The obligations of the Borrower under Sections 3.3, 4.1, 4.2, 9.3 and 9.4 shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination or expiration of the Commitment. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 9.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9.7.  Headings.  The various headings of this
Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 9.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lender (or notice thereof satisfactory to the Lender) shall have been received by the Lender and notice thereof shall have been given by the Lender to the Borrower.

         SECTION 9.9. Governing Law: Entire Agreement. THIS AGREEMENT, THE NOTE AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 9.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

         SECTION 9.11. Participations. The Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, its Commitment or other interests of the Lender hereunder; provided, however, that

              (a)  no participation contemplated in this Section
         9.11 shall relieve the Lender from its Commitment or its other obligations hereunder or under any other Loan
         Document,

              (b) the Lender shall remain solely responsible for the performance of its Commitment and such other obligations,

              (c) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and each of the other Loan Documents,

              (d) no Participant, unless such Participant is an Affiliate of the Lender, shall be entitled to require the Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that the Lender may agree with any Participant that the Lender will not, without such Participant's consent, take any of the following actions: (i) increase the

         Commitment Amount, reduce any fees described in Article III, or extend the Commitment Termination Date, or (ii) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan), and

              (e) the Borrower shall not be required to pay any amount under Section 4.1 or 4.2 that is greater than the amount which it would have been required to pay had no participating interest been sold.

         The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.1, 4.2, 4.4, 9.3 and 9.4, shall be considered a Lender. Notwithstanding anything to the contrary herein, the Lender may assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the F.R.S. Board and any operating circular issued by such Federal Reserve Bank, and such Loans and Note shall be fully transferable as provided therein. No such assignment shall release the Lender from its obligations hereunder.

         SECTION 9.12. Assignments. The Lender may at any time assign and delegate to its Affiliates and with the prior consent of the Borrower (which consent shall not be unreasonably withheld) to one or more commercial banks or other financial institutions (each Person described above as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender") all or any fraction of the Lender's total Loans and Commitment; provided, however, that the Borrower shall be entitled to continue to deal solely and directly with the Lender in connection with the interests so assigned and delegated to an Assignee Lender until

              (a)  written notice of such assignment and
         delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower by the Lender and such Assignee Lender, and

              (b) such Assignee Lender shall have executed and delivered to the Borrower and the Lender such documents as the Lender shall reasonably request, accepted by the Lender.

From and after the date of such assignment, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such assignment, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such assignment, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days following such assignment, the Borrower shall execute and deliver to the Lender (for delivery to the relevant Assignee Lender) a new promissory note (in the form of the Note) evidencing the Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and any portion of the Commitment hereunder, a replacement Note in the principal amount of the Loans and the portion of the Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, the Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as agreed to between the assignor Lender and the Assignee Lender. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Prior to such assignment, the Borrower and Lender agree to negotiate in good faith to amend and modify this Agreement and related Loan Documents to reflect such additional lender as a party hereto. The Borrower shall not be required to pay any amount under
Section 4.1 or 4.2 that is greater than the amount which it would have been required to pay had no assignment been made.

         SECTION 9.13.  Other Transactions.  Nothing contained
herein shall preclude the Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 9.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED ON, ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW

YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EITHER PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OR EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 9.15. Waivers of Jury Trial, Damages. (a) THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT HE HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH HE IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         (b) THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT HE MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         SECTION 9.16. Confidentiality. The Lender shall hold all non-public information (either in the form of non-public documentation relating to the Shares or which otherwise has been identified as non-public information by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event shall have the right to make disclosure to any of its examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

              (a) unless specifically prohibited by applicable law or court order, the Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

              (b)  prior to any such disclosure pursuant to this
         Section 9.16, the Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                   (i)  to be bound by this Section 9.16; and

                   (ii) to require such Person to require any
              other Person to whom such Person discloses such non-public information to be similarly bound by this Section 9.16; and

              (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, the Lender shall not be obligated or required to return any materials furnished by the Borrower.

         SECTION 9.17.  Acknowledgments.  The Borrower hereby
acknowledges that:

              (a)  he has been advised by counsel in the
         negotiation, execution and delivery of this Agreement and the other Loan Documents;

              (b) the Lender has no fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lender, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

              (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Borrower and the Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                             /s/ Leslie B. Otten
                             ------------------------------
                             Leslie B. Otten
                             Address:

                             c/o American Skiing Company
                             Sunday River Access Road
                             Bethel, Maine  04217

                             Telephone No.:  (207) 824-8100
                             Facsimile No.:  (207) 824-5158




                             ING (U.S.) CAPITAL CORPORATION

                             By:  /s/ Barry A. Isley
                             ------------------------------
                                 Name:  Barry A. Iseley
                                 Title:  Senior Vice President

                             Address and Principal Office:

                             135 East 57th Street
                             New York, New York  10022-2101

                             Telephone No.:  (212) 409-1712
                             Facsimile No.:  (212) 593-3362

                             Attention:  Barry A. Iseley
                                         Senior Vice President

                                                 SCHEDULE I

                       DISCLOSURE SCHEDULE

ITEM 6.7                     Litigation.

   None.

_____________________
Item numbers are keyed to refer to Sections where the item is principally referred to.

                                                 SCHEDULE II


                        VALUATION SOURCES

       Donaldson Lufkin & Jenrette Securities Corporation
                      Schroders & Co. Inc.
                   Morgan Stanley Dean Witter

                                                 EXHIBIT A

                              NOTE

$18,000,000                                November 10, 1997


         FOR VALUE RECEIVED, the undersigned, LESLIE B. OTTEN (the "Borrower"), promises to pay to the order of ING (U.S.) CAPITAL CORPORATION (the "Lender") on November 9, 1998 the principal sum of EIGHTEEN MILLION DOLLARS ($18,000,000) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of November 10, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between the Borrower and the Lender. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

         This Note is the Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND
SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE
INTERNAL LAWS OF THE STATE OF NEW YORK.


                             _______________________________
                             Leslie B. Otten

                  LOANS AND PRINCIPAL PAYMENTS

                             Amount of     Unpaid                 Notation
        Amount of Loan       Principal    Principal                 Made
Date       Made               Repaid       Balance       Total       By
-----   --------------      ----------    ---------      -----    ---------

                             EXHIBIT B

                        BORROWING REQUEST


ING (U.S.) Capital Corporation
135 East 57th Street
New York, New York 10022-2101

Attention:    Mr. Barry A. Iseley
         Senior Vice President

Gentlemen and Ladies:

                      Re:  LESLIE B. OTTEN

    This Borrowing Request is delivered to you pursuant to
Section 2.3 of the Credit Agreement, dated as of November 10, 1997 (as amended, supplemented, restated or otherwise modified, the "Credit Agreement"), between Leslie B. Otten (the "Borrower"), and you. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

    The Borrower hereby requests that a Loan be made in the aggregate principal amount of $________ on _________, 19__. The aggregate outstanding principal amount of Loans (after giving effect to the making of Loans requested hereby), equals1 $[________ ]. The proceeds of the Loan will be used as provided in Section 4.5 of the Credit Agreement.

    The Borrower hereby acknowledges that, pursuant to Section
5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitutes a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.

_________________

1. Not to exceed $18,000,000 ($15,000,000 in the aggregate, in the case of Loans to acquire Shares).

    The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify you. Except to the extent, if any, that prior to the time of the Borrowing requested hereby you shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

    Please wire transfer the proceeds of the borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be         Person to be Paid                Name, Address, ABA#,
Transferred       Name of Payee Account No.           and Attn: For Bank
-----------       -------------------------           --------------------


$___________      __________          __________      ____________________
                                                      ____________________
                                                      Attention:__________


$___________      __________   __________             ____________________
                                                      ____________________
                                                      Attention:__________


Balance of        The Borrower __________             ____________________
such proceeds                                         ____________________
                                                      Attention:__________

    The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Member this ___ day of ____________, 19___.


                             ____________________________
                             Leslie B. Otten

                                                 EXHIBIT C


                         LESLIE B. OTTEN

                      Valuation Certificate
                              as at
                        __________, 199__


    Reference is made to the Credit Agreement, dated as of November 10, 1997 (as amended, supplemented, restated or otherwise modified, the "Credit Agreement"), between Leslie B.
Otten (the "Borrower"), and ING (U.S.) Capital Corporation. Terms defined in the Credit Agreement are used herein as defined therein.

    Pursuant to clause [(c)(d)(e)] of Section 7.1.1 of the Credit
Agreement, the Borrower hereby certifies that:

         (i) attached hereto as Annex 1 is a true and accurate calculation of the aggregate Fair Market Value of all Pledged Shares as at the close of business on the date indicated above determined in accordance with the requirements of the Credit Agreement; and

         (ii) as of the date hereof, no Event of Default has occurred.

    IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the ______ day of ___________________, 199__.


                             ______________________________
                             Leslie B. Otten

                             ANNEX 1 to
                             Valuation Certificate

                                                         Total
                                                         Fair
                                                         Market
A.  # of Shares         Fair Market Value (and Source)   Value
    -----------         -----------------------------    ------
                                                         $

B.  Borrowing Base ((.25) x Fair Market Value of all
         Pledged Shares)......................   $______________


C.  Maintenance Base

    1.   ((.333) x Fair Market Value of all
          Pledged Shares) ....................   $______________

D.  Interim Maintenance Base

    1.   ((.29) x Fair Market Value of all
         Pledged Shares)......................   $______________

E.  Loans Outstanding.........................   $______________


F.  Availability

    Item B. - Item E. ........................   $______________

G.  Margin Violation (if any)

    Item E - Item C...........................   $______________

H.  Amount Needed to Cure Margin
    Violation (if any)

    Item E - Item D...........................   $______________

                                                 EXHIBIT D


                   [Form of Pledge Agreement]

         THIS PLEDGE AGREEMENT is made as of the 10th day of November, 1997 between LESLIE B. OTTEN, an individual whose residence address is Sunday River Access Road, Newrey, Maine 04216 (the "Pledgor"), and ING (U.S.) CAPITAL CORPORATION, a Delaware corporation (the "Pledgee").

                           WITNESSETH:

         WHEREAS, the Pledgee proposes to enter into a Credit Agreement, dated as of even date herewith (the "Credit Agreement"), with Pledgor pursuant to which the Pledgee will agree to make loans to the Pledgor in an aggregate principal amount not exceeding $25,000,000 at any one time outstanding (the "Loans");

         WHEREAS, in order to induce the Pledgee to enter into the Credit Agreement and make Loans to the Pledgor, the Pledgee has required that the Pledgor execute, deliver and perform this Pledge Agreement; and

         WHEREAS, as of the date hereof, the Pledgor is the registered and beneficial owner, directly or indirectly, of 14,760,530 shares of the Class A Common Stock, par value $0.01 per share ("Class A Stock"), of American Skiing Company, a Maine corporation (the "Company") and 833,333 shares of the Common Stock, par value $0.01 per share ("Common Stock"), of the Company (collectively the "Shares");

         NOW, THEREFORE, in consideration of the premi the Pledgor agrees with the Pledgee as follows:

         1. Unless otherwise defined herein, defined terms as used herein shall have the same meanings as set forth in the Credit Agreement.

         2. As security for full and prompt payment to the Pledgee of all sums owing by the Pledgor to the Pledgee under the Credit Agreement, whether for principal, interest, fees, expenses or otherwise, now or in the future (together called the "Obligations"), the Pledgor hereby pledges, assigns and transfers to the Pledgee, and hereby grants to the Pledgee a first lien on, and first security interest in, all Shares from time to time and at any time delivered to the Pledgee by the Pledgor in accordance with the terms hereof and of the Credit Agreement (the "Pledged Shares"), but excluding Shares released by the Pledgee from the pledge hereof as herein provided.

         3. Concurrently with the execution of this Pledge Agreement, the Pledgor shall execute and deliver to the Pledgee undated stock powers duly executed in blank for each certificate representing the Pledged Shares, together with an Irrevocable Proxy in favor of the Pledgee in respect of each stock certificate representing the Pledged Shares in the form set out in Exhibit A hereto (the "Irrevocable Proxy").

         4.   The Pledgor represents and warrants that:

              (i) he is the legal and beneficial owner of, and has good and marketable title to, the Pledged Shares delivered to the Pledgee on the date hereof, subject to no superior pledge, lien, mortgage, hypothecation, security interest, charge, option or other superior encumbrance whatsoever, except the lien and security interest created by this Pledge Agreement;

             (ii) he has full power, authority and legal right to execute, deliver and perform this Pledge Agreement and to create the collateral security interest for which this Pledge Agreement provides, and has taken all necessary action to authorize the execution, delivery and performance of this Pledge Agreement and the creation of the collateral security interests for which this Pledge Agreement provides;

            (iii) the Pledged Shares have been duly and validly issued and are fully paid and non-assessable;

             (iv) there are no voting trusts or other agreements or arrangements relating to the Pledged
                   Shares;

              (v) this Pledge Agreement constitutes a valid obligation of the Pledgor, legally binding upon him and enforceable in accordance with its terms;

             (vi) the pledge, hypothecation, assignment and delivery of the Pledged Shares pursuant to this Pledge Agreement creates a valid first perfected security interest in each of the Pledged Shares and the proceeds thereof;

            (vii) (A) no consent of any other party (including the stockholders of the Company or any creditor of the Pledgor or the Company) is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement, and (B) no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement; and

           (viii) the execution, delivery and performance of this Pledge Agreement will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the Certificate of Incorporation of the Company or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Pledgor or the Company is a party or which purports to be binding upon the Pledgor or the Company or any of their respective properties or assets and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of their respective properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement.

         5. The Pledgor hereby covenants that during the continuance of this Pledge Agreement:

              (i) he shall warrant and defend the right and title of the Pledgee conferred by this Pledge Agreement in and to the Pledged Shares at the cost of the Pledgor against the claims and demands of all persons whomsoever;

             (ii) except as herein provided, without the prior written consent of the Pledgee, he shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of the Pledged Shares or any other Shares owned, directly or indirectly, by him, or suffer to exist any encumbrance on the Pledged Shares or any other Shares owned, directly or indirectly, by him; and

            (iii) without the prior written consent of Pledgee, he shall not vote the Pledged Shares in favor of the consolidation, merger, dissolution, liquidation or any other reorganization of the Company.

         6. If the Pledgor shall become entitled to receive or shall receive any equity interests, certificates (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), options or rights, in substitution of, in respect of or in exchange for any of the Pledged Shares the Pledgor agrees to hold the same in trust for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, and irrevocable proxies for any certificates or other securities so received, in substantially the form of Exhibit A to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Shares on the liquidation or dissolution of the Company shall be paid over to the Pledgee to be held by it as additional collateral security for the Obligations.

         7. All property at any time pledged with the Pledgee hereunder by the Pledgor (whether described herein or not) and not released in accordance with the terms hereof, and all income therefrom and proceeds thereof, are herein collectively sometimes called the "Collateral".

         8. The Pledgor hereby consents that, without the necessity of any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Pledgee may be rescinded by the Pledgee and any of the obligations continued, and the Obligations, or the liability of the Pledgor upon or for any part thereof, or any other collateral security therefor (hereinafter referred to as the "Security Documents")) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Pledgee, and the Security Documents, any other guarantees and any other collateral security documents executed and delivered by the Pledgor may be amended, modified, supplemented or terminated, in whole or in part, as the Pledgee may deem advisable, from time to time, and any other collateral security at any time held by the Pledgee for the payment of the Obligations (including, without limitation, any collateral security held pursuant to any other collateral security document executed and delivered pursuant to the Security Documents) may be sold, exchanged, waived, surrendered or released, all without notice to or further assent by the Pledgor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Pledgor waives any and all notices of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Pledgee upon this Pledge Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement, and all dealings between the Company and the Pledgee shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default of non-payment to or upon the Pledgor with respect to the obligations.

         9. Upon the occurrence and during the continuance of an Event of Default, the Pledgee shall as the Pledgee and as the holder of the Irrevocable Proxy receive notice from the Pledgor of all notices received by the Pledgor from the Company as the holder of record of the Pledged Shares and have the right to vote the Pledged Shares at its own discretion at any annual or special meeting of the stockholders of the Company. Prior to the occurrence and continuance of an Event of Default, the Pledgor shall retain all voting rights with respect to the Collateral.

         10. Upon the occurrence of any Event of Default, the security constituted by this Pledge Agreement shall become enforceable, and the Pledgee shall be entitled without further notice to the Pledgor to exercise all voting and other corporate rights at any meeting of the Company and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to exchange atits discretion, any and all of such Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company or, upon the exercise by the Company or the Pledgee of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all certificates evidencing the Pledged Shares with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it.

         11. At any time after the security constituted by this Pledge Agreement shall have become enforceable as aforesaid, the Pledgee shall be entitled without further notice to the Pledgor to sell, assign or convert into money all or any part of the Collateral in such manner and upon such terms and for such consideration (whether in cash, securities or other assets, whether deferred or not and whether at public or private sale) as is commercially reasonable with the right to the Pledgee upon such sale to purchase the whole or any part of the Collateral, free of any right or equity of redemption in the Pledgor, which right and/or equity is hereby expressly waived to the extent permitted by applicable law.

         12. The Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. In the custody of the Collateral, the Pledgee shall exercise the same care as it exercises with respect to the management of its own affairs and property. Except as provided herein, the Pledgee shall not sell, transfer, pledge, hypothecate or otherwise encumber any of the Collateral.

         13. The Pledgee shall apply the net proceeds of any collection, recovery, receipt, approximation, realization or sale of the Collateral after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safe-keeping or otherwise of any and all of the Collateral, or in any way relating to the rights of the Pledgee hereunder, including attorney's fees and legal expenses, to the payment, in whole or in part, of the Obligations, and only after so applying such net proceeds and after the payment by the Pledgee of any other amount required by any provisions of law, the Pledgee shall account as required by the Uniform Commercial Code for the surplus, if any, to the Pledgor. The Pledgor agrees that the Pledgee need not give more than twenty (20) days written notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is commercially reasonable notification of such matters. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Pledgee shall have the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York (the "UCC"). All of the Pledgee's rights hereunder shall be limited by, and in accordance with, the UCC.

         14. When all of the Obligations shall have been fully satisfied, the Pledgee agrees that it shall forthwith release the Pledgor from its Obligations hereunder and the Irrevocable Proxy shall terminate forthwith and be delivered to the Pledgor forthwith.

         15. The Pledgor shall from time to time, and at all times after the security constituted by this Pledge Agreement shall have become enforceable, execute all such further instruments and documents and do all such things as the Pledgee may reasonably deem desirable for the purpose of obtaining the full benefit of this Pledge Agreement and of the rights, title, interest, powers, authorities and discretions conferred on the Pledgee by this Pledge Agreement including (without limitation) causing the Company to execute any such instruments and documents as aforesaid. The Pledgor hereby irrevocably appoints the Pledgee its attorney-in-fact for it and in its name and on its behalf and as its act and deed to execute, seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it may reasonably deem desirable for any of the purposes of this Pledge Agreement; provided that the Pledgee shall not exercise such power until the security constituted by this Pledge Agreement shall have become enforceable. The Pledgee shall have full power to delegate this power of attorney but no such delegation shall preclude the subsequent exercise of such power by the Pledgee itself or preclude the Pledgee from subsequent delegation to some other person and any delegation may be revoked by the Pledgee at any time.

         16. (a) The Pledgee shall release Collateral having a Fair Market Value of at least $1,000,000 from time to time upon request of the Pledgor if (i) no Default exists or would result therefrom and (ii) after giving effect to such release, the aggregate outstanding principal amount of the Loans does not exceed the Borrowing Base.

              (b) In order to effect a release of Collateral as contemplated by clause (a) above, the Pledgee will (i) confirm the release in a certificate, if necessary, and (ii) deliver, or cause to be delivered, to the Pledgor the certificate evidencing the Pledged Shares to be released hereunder.

              (c)  In connection with any release of Pledged
Shares, no shares of Common Stock shall be released unless and until there are no Pledged Shares consisting of Class A Stock.

         17. IT IS MUTUALLY AGREED BY AND BETWEEN THE PARTIES HERETO THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMNT.

         18. The Pledgee shall not by any act, delay, omis- sion or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Pledgee, and then only to the extent therein set forth. A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgee would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

         19. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Pledgee and the Pledgor. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and permitted assigns of the Pledgor and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, its respective successors and permitted assigns.

         20. Notices and other communications hereunder shall be telefaxed and confirmed by certified mail if domestic (by federal express, express mail or courier, if international) as follows:

If to the Pledgor -    Leslie B. Otten
                       c/o American Skiing Company
                       Sunday River Access Road
                       Bethel, Maine 04217
                       Telephone: (207) 824-8100
                       Facsimile: (207) 824-5158

                       with a copy to:

                       Christopher E. Howard, Esq.
                       American Skiing Company
                       Sunday River Access Road
                       Bethel, Maine 04217
                       Telephone: (207) 824-8100
                       Facsimile: (207) 824-5158

If to the Pledgee -    ING (U.S.) Capital Corporation
                       135 East 57th Street
                       New York, New York 10022

                       Attention: Barry Iseley
                       Telephone: (212) 409-1712
                       Facsimile: (212) 593-3362

         Every notice or demand shall, except so far as otherwise expressly provided by this Pledge Agreement, be deemed to have been received in the case of a telefax. with confirmed answerback at the time of dispatch thereof (provided that if the date of dispatch is not a Business Day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following Business Day in such locality).

         21.  THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         22. THE PLEDGOR (I) HEREBY IRREVOCABLY SUBMITS HIMSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT OF THE UNITED STATES LOCATED IN NEW YORK STATE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS PLEDGE AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT BY THE PLEDGEE, OR ITS SUCCESSORS OR ASSIGNS, AND (II) HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS PLEDGE AGREEMENT

OR THE SUBJECT MATTER HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY MAY NOT BE ENFORCED IN OR BY SUCH COURTS. THE PLEDGOR HEREBY IRREVOCABLY AND GENERALLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT THE PLEDGOR'S ADDRESS SET FORTE HEREIN IN ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER AS TO WHICH IT SUBMITS TO JURISDICTION AS SET FORTH ABOVE. THE PLEDGOR HEREBY AGREES THAT HIS SUBMISSION TO JURISDICTION SET FORTH ABOVE IS MADE FOR THE EXPRESS BENEFIT OF THE PLEDGEE. FINAL JUDGMENT AGAINST THE PLEDGOR IN ANY SUIT IN ANY COURT REFERRED TO ABOVE SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF THE PLEDGOR THEREIN DESCRIBED; PROVIDED, ALWAYS THAT THE PLAINTIFF MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS, AGAINST THE PLEDGOR OR ANY OF HIS ASSETS IN THE COURTS OF ANY COUNTRY OR PLACE WHERE THE PLEDGOR OR SUCH ASSETS MAY BE FOUND.

         IN WITNESS whereof the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first above written.

                             ______________________________
                             Leslie B. Otten



                             ING (U.S.) CAPITAL CORPORATION


                             By:___________________________
                                Name:  Barry A. Iseley
                                Title: Senior Vice President

                                                 EXHIBIT E

                  REGISTRATION RIGHTS AGREEMENT


    This Registration Rights Agreement (this "Agreement") is made and entered into as of November 10, 1997 by and between AMERICAN SKIING COMPANY, a Maine corporation ("Company") and ING (U.S.) CAPITAL CORPORATION, a Delaware corporation (together with its permitted successors and assigns hereunder, "Holder"), which has agreed to take as security for certain loans made to Mr. Leslie
B. Otten ("Otten"), the President and Chief Executive Officer of Company, pursuant to a Credit Agreement dated as of November 10, 1997 between Holder and Otten (the "Credit Agreement"), certain shares of Company's common stock, par value $.01, and Class A Common Stock, par value $0.01, owned by Otten and delivered to Holder from time to time pursuant to the Pledge Agreement (hereinafter defined) (collectively, together with any securities into which such shares may be converted, the "Registrable Securities").

    This Agreement is made pursuant to the Credit Agreement. In order to induce Holder to extend credit to Otten secured by the Registrable Securities, Company has agreed to provide the registration rights set forth in this Agreement.

    The parties hereby agree as follows:

         1.   Definitions.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Agreement" has the meaning assigned to that term in the preamble.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, Borough of Manhattan are not required to be open.

         "Commission" has the meaning assigned to that term in Section 2(c).

         "Company" has the meaning assigned to that term in the preamble.

         "Credit Agreement" has the meaning assigned to that term in the preamble.

         "Event of Default" has the meaning assigned to such term in the Credit Agreement.

         "Exchange Act" has the meaning assigned to that term in Section 2(e).

         "Inspectors" has the meaning assigned to that term in Section 2(c).

         "Person" means any corporation, individual, joint-stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

         "Pledge Agreement" means that certain Pledge
Agreement dated as of November 10, 1997 between Otten and Holder, as the same may from time to time be amended, modified or supplemented and in effect.

         "Priority Securities" has the meaning assigned to that term in Section 2(a).

         "Registration Expenses" means any and all expenses incident to performance of or compliance with this Agreement, including without limitation: (i) all Commission, stock exchange, or National Association of Securities Dealers, Inc. registration and filings fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of any of the Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the registration statement relating to any of the Registrable Securities, any underwriting agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Section 2(c)(vii) hereof, (v) all rating agency fees, (vi) the fees and disbursements of counsel for Company and of Company's independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the reasonable fees and disbursements of one law firm reasonably acceptable to Company retained by Holder in connection with the registration statement relating to any of the Registrable Securities and (viii) any fees and disbursements of any underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the registration statement relating to any of the Registrable Securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

         "Registrable Securities" has the meaning assigned to that term in the preamble.

         "Securities Act" has the meaning assigned to that term in Section 2.

         "Shares" has the meaning assigned to that term in
Section 2(b).

         "Holder" has the meaning assigned to that term in the preamble.

         2. Registration Rights.

         Holder shall have the right to have all Registrable Securities at any time pledged to it pursuant to the Pledge Agreement registered under the Securities Act of 1933, as amended (the "Securities Act") and applicable United States state securities laws on up to three occasions in accordance with the following provisions.

         (a)  Registration on Request.

              (i)  At any time and from time to time after
the occurrence of an Event of Default, upon the written request of Holder, Holder may request that Company effect the registration under the Securities Act for an underwritten public offering of all or part of the Registrable Securities held by Holder; provided, however, that in the event that such Event of Default is cured in accordance with the provisions of the Credit Agreement prior to the taking of any action by Holder to sell or otherwise dispose of all or any part of the Registrable Securities, then Holder shall not have the right to request the registration of all or part of the Registrable Securities under this Section 2(a) unless and until the occurrence of a subsequent Event of Default. Subject to the provisions of this Section 2, Company will use its best efforts to cause the prompt registration under the Securities Act of the Registrable Securities, and in connection therewith, subject to subsection 2(a)(ii) hereof, will prepare and file on such appropriate form as Company in its reasonable discretion shall determine a registration statement under the Securities Act to effect such registration.

         Notwithstanding the foregoing, Company will not be required to file a registration statement in any of the following situations:

              (1) during any period of time (not to exceed ninety (90) days in the aggregate with respect to each request) when Company has determined to proceed with a public offering and, in the judgment of the managing underwriter thereof, the requested filing would have an adverse effect on the public offering;

              (2) during any period of time (not to exceed sixty (60) days with respect to each request) when Company is in possession of material non-public information that it deems is in its best interest not to disclose publicly;

              (3) during any period of time (not to exceed sixty (60) days with respect to each request) when Company is engaged in any program for the repurchase of Shares, unless the repurchase program and the requested registration may proceed concurrently pursuant to an exemption under Regulation M under the United States Securities Exchange Act of 1934; or

              (4)  during the 180-day period following the
effectiveness of any previous registration statement filed at the request of Holder or otherwise (including without limitation the registration statement filed by the Company on Form S-1 (No. 333-33483) or filed by the Company under the Amended and Restated Registration Rights Agreement, dated as of November 3, 1997, by and between the Company and Madeleine L.L.C. (the "Madeleine Agreement")).

         Notwithstanding the foregoing, the aggregate period of time during which Company will be relieved of the requirement to file a registration statement pursuant to clauses (1) through (4) above will in no event exceed one hundred and eighty (180) consecutive days with respect to each request.

         Holder may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to Company or any other Person, by providing a written notice to Company revoking such request.

             (ii)  Number of Registrations: Expenses.
Company shall not be obligated to effect more than one registration in any 180-day period of Registrable Securities pursuant to requests from Holder under this Section 2(a). Company shall pay all Registration Expenses in connection with the first three registrations that Holder requests pursuant to this Section 2(a). Holder shall pay all Registration Expenses in connection with later registrations pro rata according to the number of Registrable Securities it registered pursuant to such registration. However, in connection with each such registration, Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of its Registrable Securities pursuant to this Section 2(a).

            (iii)  Effective Registration Statement.  A
registration requested pursuant to this Section 2(a) shall not be deemed to have been effected unless the registration statement relating thereto (A) has become effective under the Securities Act and any of the Registrable Securities included in such registration have actually been sold thereunder and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of Holder and, if applicable, Company included in such registration have actually been sold thereunder); provided, however, that if any effective registration statement requested pursuant to this
Section 2(a) is not carried out by reason of any of the four situations noted in Section 2(a)(i) above under which Company will not be required to file or may delay filing a registration statement under this Section 2(a)(i), such registration statement shall not be included as one of the registrations for which Company will pay expenses pursuant to this Section 2(a) hereof; provided, further, that if after any registration statement requested pursuant to this
Section 2(a) becomes effective such registration statement is subject to a stop order, injunction or other order or requirement of the Commission or other governmental agency or court solely due to the actions or omissions to act of Company, such registration statement shall not be included as one of the registrations for which Company will pay expenses pursuant to Section 2(a)(ii).

             (iv) Selection of Underwriters. Holder shall have the right to select the investment banker and manager or co-managers that will administer the offering; provided, however, that such selection shall be subject to approval by

Company, which approval shall not be unreasonably withheld;
provided further, that Company shall have the right to appoint a co-manager in all cases.

              (v)  Pro Rata Participation in Requested
Registrations.  If a requested registration pursuant to this
Section 2(a) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its view, the number of equity securities requested to be included in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the number of Registrable Securities requested to be registered by Holder in such registration shall be reduced; provided, however, that:

              (A)  if the Company intends to issue Shares
                   and to include them in such registration, the Holder's allocation will be subject to reduction prior to any reduction in the amount of the Shares proposed to be issued by the Company;

              (B)  Holder may elect not to sell any
                   Registrable Securities pursuant to the
                   registration statement; and

              (C)  if such registration includes less than
                   fifty percent (50%) of the Registrable
                   Securities requested to be included
                   therein by Holder, then such registration shall not be included as one of the registrations for which Company is required to pay for expenses pursuant to
                   Section 2(a)(ii).

         (b)  Incidental Registration.

              (i)  If Company at any time following the
occurrence of an Event of Default proposes to register any of its shares of Common Stock ("Shares") or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for Shares (the "Priority Securities") under the Securities Act (other than a registration, (A) relating to shares issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of Company, (B) in connection with an acquisition by Company of another company, or (C) pursuant to the Madeleine Agreement) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act (whether or not for sale for its own account), it shall each such time give prompt written notice to Holder of its intention to do so and of Holder's rights under this Section 2(b), at least 30 calendar days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer Holder the opportunity to include in such registration statement such number of Registrable Securities as Holder may request. Upon the written request of Holder made within 20 calendar days after the receipt of Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by Holder and the intended method of disposition thereof), Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that Company has been so requested to register by Holder; provided, however, that (A) if such registration involves an underwritten offering, Holder must sell its Registrable Securities to the underwriters selected by Company on the same terms and conditions as apply to Company, and (B) if, at any time after giving written notice pursuant to this
Section 2(b)(i) of its intention to register any Priority Securities and prior to the effective date of the registration statement filed in connection with such registration, Company shall determine for any reason not to register such Priority Securities, Company shall give written notice to Holder and shall thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration. If a registration pursuant to this Section 2(b) involves an underwritten public offering, Holder may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such Registrable Securities in connection with such registration. Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2(b). However, Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of its Registrable Securities pursuant to a registration statement effected pursuant to this Section 2(b). Notwithstanding the foregoing, in the event that such Event of Default giving rise to the registration rights under this Section 2(b) is cured in accordance with the provisions of the Credit Agreement prior to the taking of any action by Holder to sell or otherwise dispose of all or any part of the Registrable Securities, then Holder shall not have the right to request the registration of all or part of the Registrable Securities under this Section 2(b) (a) unless and until the occurrence of a subsequent Event of Default.

             (ii) Priority in Incidental Registrations. If a registration pursuant to this Section 2(b) involves an underwritten offering and the managing underwriter advises Company in writing that, in its good faith view, the number of equity securities (including all Registrable Securities) that Company and Holder intend to include in such registration exceeds the largest number of securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold, Company will include in such registration (A) first, all the Priority Securities to be sold for Company's own account; and (B) second, to the extent that the number of Priority Securities is less than the number of Registrable Securities that the underwriter has advised Company can be sold in such offering without having the adverse effect referred to above, as many Registrable Securities as are requested to be included in such registration by Holder pursuant to Section 2(b)(i) hereof.

            (iii) If Company at any time proposes to effect a public offering in a jurisdiction other than the United States of any of its Shares or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for Shares (other than a public offering, (A) relating to shares issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of Company or (B) in connection with an acquisition by Company of another company) Company and Holder will have the rights and be subject to the obligations agreed in this Section 2(b) to the extent and where applicable.

         (c)  Holdback Agreements.

              (i)  If any registration of Registrable
Securities shall be in connection with an underwritten public offering, Holder agrees not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144A (or any successor provision) or otherwise or any sale pursuant to Rule 144 (or any successor provision), under the Securities Act, of any Registrable Securities, other than by pro-rata distribution to its shareholders, partners or other beneficial holders, and not to effect any such sale or distribution of any other equity security of Company or of any security convertible into or exchangeable or exercisable for any equity security of Company (in each case, other than as part of such underwritten public offering) during the ten calendar days prior to, and during the 180 calendar day period (or such lesser period as may be agreed upon between such holders and the managing underwriter of such offering) that begins on the effective date of such registration statement (except as part of such registration), without the consent of the managing underwriter of such offering; provided, however, that Holder has received written notice of such registration at least two Business Days prior to the anticipated beginning of the ten calendar day period referred to above.

             (ii)  If any registration of Registrable
Securities shall be in connection with an underwritten public offering, Company agrees (A) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by Company or any Affiliate of Company or the acquisition by Company or an Affiliate of Company of the shares or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the ten days prior to, and during the 180-day period (or such lesser period as may be agreed upon between such holders and the managing underwriter of such offering) which begins on, the effective date of such registration statement (except as part of such registration), and (B) that any agreement entered into after the date hereof pursuant to which Company issues or agrees to issue any privately placed equity securities shall contain a provision under which the holders of such securities agree not to effect any public sale or distribution of any such securities during the period and in the manner referred to in the foregoing clause (A), including a private placement pursuant to Rule 144A under the Securities Act (or any successor provision) or otherwise and any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

         (d) Registration Procedures. In connection with any offering of Registrable Securities registered pursuant to this Section 2, Company shall:

              (i) Prepare and file with the Securities and Exchange Commission (the "Commission") within 60 calendar days after receipt of a request for registration, a registration statement on any form for which Company then qualifies or which counsel for Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective as provided herein, provided that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, Company will (A) furnish to one counsel selected by Holder copies of all such documents proposed to be filed for said counsel's review and comment, and (B) notify Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

             (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period that will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the time periods referred to in
Section 4(3) of the Securities Act and Rule 174, or any successor thereto, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

            (iii)  Furnish to Holder and each underwriter,
if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement
(including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Holder.

             (iv)  Use its best efforts to register or
qualify such Registrable Securities under such other state securities or "blue sky" laws of such jurisdictions as Holder, and each underwriter, if any, of Registrable Securities covered by such registration statement reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable Holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by Holder; provided that Company will not be required to
(A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (iv), (B) subject itself to taxation or regulation of its business in any such jurisdiction other than Bermuda, or (C) consent to general service of process in any such jurisdiction.

              (v)  Use its best efforts to cause the
Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Company to enable
Holder to consummate the disposition of such Registrable
Securities.

             (vi)  Immediately notify Holder at any time
when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event that comes to Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and Company will promptly prepare and furnish to Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (vii) Use its best efforts to cause all such Registrable Securities to be listed on a national securities exchange in the United States or NASDAQ and on each securities exchange on which similar securities issued by Company may then be listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.

           (viii)  Enter into such customary agreements
(including an underwriting agreement or qualified independent underwriting agreement, in each case, in customary form) and take all such other actions as Holder or the underwriters retained by Holder, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, indemnities and agreements.

             (ix)  Make available for inspection, during
business hours of Company, by Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by Holder or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Company's officers, directors and employees, and those of Company's affiliates, if any, to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement.

              (x)  Use its best efforts to obtain a "cold
comfort" letter from Company's appointed auditors in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holder reasonably requests.

             (xi) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to Holder, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act) which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         It shall be a condition precedent to the obligation of Company to take any action with respect to any Registrable Securities that Holder shall furnish to Company such information regarding the Registrable Securities and any other Shares in Company held by Holder and the intended method of disposition of the Registrable Securities held by Holder as Company shall reasonably request and as shall be required in connection with the action taken by Company.

         Holder agrees that, upon receipt of any notice from Company of the happening of any event of the kind described in Section 2(d)(vi) hereof, Holder will forthwith discontinue disposition of Registrable Securities until Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(d)(vi) hereof, and, if so directed by Company Holder will deliver to Company (at Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that Company shall give any such notice, the period mentioned in
Section 2(d)(ii) hereof shall be extended by the greater of
(A) three months or (B) the number of days during the period from and including the date of the giving of such notice pursuant to Section 2(d)(vi) hereof to and including the date when Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 2(d)(vi) hereof.

         (e)  Indemnification.

              (i) Indemnification by Company. In the event of any registration of any Shares of Company under the Securities Act pursuant to this Agreement, Company will indemnify and hold harmless, to the full extent permitted by law, Holder, its directors and officers, general partners, limited partners and managing directors, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls, is controlled by or is under common control with Holder or any such underwriter within the meaning of the Securities Act (and directors, officers, controlling Persons, partners and managing directors of any of the foregoing) against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with Company's consent, which consent will not be unreasonably withheld) to which Holder, any such director or officer or general or limited partner or managing director or any such underwriter or controlling Person may become subject under the Securities Act, United States state securities "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon
(A) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Company of any United States federal, state or common law rule or regulation applicable to Company and relating to action required of or inaction by Company in connection with any such registration. Company shall reimburse Holder and each such director, officer, general partner, limited partner, managing director or underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided, however, that Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to Company through an instrument duly executed by Holder in its capacity as a shareholder in Company or any such director, officer, general or limited partner, managing director, underwriter or controlling Person specifically stating that it is for use in the preparation thereof; and, provided, further, that Company shall not be liable to Holder, any Person who participates as an underwriter in the offering or sale of Registrable Securities, if any, or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, pursuant to this Section 2(e)(i) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Company has previously furnished copies thereof to such underwriter and such final prospectus, as then amended or supplemented, had corrected any such misstatement or omission. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of Holder or any such director, officer, general partner, limited partner, managing director, underwriter or controlling Person and shall survive the transfer of such securities by Holder.

             (ii)  Indemnification by Holder and
Underwriters. Company will require, as a condition to including any Registrable Securities in any registration statement filed in accordance with the provisions hereof, that Company shall have received an undertaking reasonably satisfactory to it from Holder or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (i) above) Company and its directors, officers, controlling Persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Company or its representatives through an instrument duly executed by or on behalf of Holder or any underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Company or Holder, any underwriters or any of their respective directors, officers, general or limited partners, managing directors or controlling Persons and shall survive the transfer of such securities by Holder, provided, however, that Holder shall not be liable in the aggregate for any amounts exceeding the product of the sale price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by Holder.

            (iii) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2(e), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the indemnifying party of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this
Section 2(e), except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonably necessary. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

             (iv) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 2(e) (with appropriate modifications) shall be given by Company and Holder, to the full extent permitted by applicable law, with respect to any required registration or other qualification of securities under any United States federal or state law or regulation or governmental authority other than the Securities Act.

              (v)  Contribution.  In order to provide for
just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 2(d) is for any reason held to be unenforceable although applicable in accordance with its terms, Company, Holder and the underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by Company, Holder and the underwriters, in such proportions that the underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the prospectus bears to the initial public offering price appearing thereon and Company and Holder are responsible for the balance; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. As between Company and Holder, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (A) the relative benefits received by Company, on the one hand, and Holder on the other hand, from the offering of the Registrable Securities and any other securities included in such offering, and
(B) the relative fault of Company, on the one hand, and Holder on the other, with respect to the statements or omissions that resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Company or Holder, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Company and Holder agree that it would not be just and equitable if contribution pursuant to this Section 2(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. Notwithstanding anything to the contrary contained herein, Company and Holder agree that any contribution required to be made by Holder pursuant to this Section 2(e) shall not exceed the net proceeds from the offering of Registrable Securities (before deducting expenses) received by Holder with respect to such offering. For purposes of this Section 2(e), each Person, if any, who controls Holder or an underwriter within the meaning of
Section 15 of the Securities Act shall have the same rights to contribution as Holder or such underwriter, and each director of Company, each officer of Company who signed the registration statement, and each Person, if any, who controls Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Company.

         (f)  Rule 144.  At all times after a public
offering of any of Company's Shares, Company agrees that it will file in a timely manner all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, if at any time Company is not required to file such reports, it will make available to the public, to the extent required to permit the sale of Shares by Holder pursuant to Rule 144, current information about itself and its activities as contemplated by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Notwithstanding the foregoing, Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to
Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

         3.  Representations, Warranties and Certain
             Covenants.

         In order to induce Holder to enter into the Credit
Agreement and this Agreement, Company represents and warrants unto the Lender, and covenants with the Lender, as set forth in this Section 3:

         (a) Organization, etc. Company is a corporation validly organized and existing and in good standing under the laws of the State of its organization, is duly qualified to do business and is in good standing as a corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         (b)  Due Authorization, Non-Contravention, etc.
The execution, delivery and performance by Company of this Agreement are within Company's corporate powers, have been duly authorized by all necessary corporate and shareholder
(if any) action, and do not

              (i) contravene the certificate of
    incorporation or by-laws of Company;

              (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting Company; or

              (iii)  result in, or require the creation or
    imposition of, any Lien on any of Company's  properties.

         (c) Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by Company of this Agreement. Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (d) Validity, etc. This Agreement constitutes the legal, valid and binding obligation of Company enforceable in accordance with its terms.

         (e)  Financial Information. The balance sheet of
Company as at July 27, 1997, certified by Price
WaterhouseLLP, and the related statements of earnings and cash flow of Company, certified by Price WaterhouseLLP, copies of which have been furnished to Holder, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of Company as at the date thereof.

         (f) No Material Adverse Change. Since the date of the financial statements described in Section 3(e), there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of Company.

         (g) Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of Company threatened litigation, action, proceeding or labor controversy affecting Company or any of its properties, assets or revenues, which is reasonably likely to materially adversely affect the financial condition, operations, assets, business, properties or prospects of Company or which purports to affect the legality, validity or enforceability of this Agreement.

         (h) Taxes. Company has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         (i)  Accuracy of Information.  All factual
information heretofore or contemporaneously furnished by or on behalf of Company in writing to Holder for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Company to Holder will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by Holder, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

         (j)  Financial Information, Reports, Notices, etc.
So long as this Agreement shall remain in effect, Company will furnish, or will cause to be furnished, to Holder copies of the following financial statements, reports, notices and information:

         (i) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of Company, a consolidated balance sheet of Company and its consolidated subsidiaries as of the end of such fiscal quarter and statements of earnings and cash flow of Company and its consolidated subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, certified by the chief financial officer of Company;

         (ii) as soon as available and in any event within 90 days after the end of each fiscal year of Company, a copy of the annual audit report for such fiscal year for Company and its consolidated subsidiaries, including therein a balance sheet of Company and its consolidated subsidiaries as of the end of such fiscal year and statements of earnings and cash flow of Company for such fiscal year, in each case certified (without qualification) in a manner acceptable to Holder by Price WaterhouseLLP or other independent public accountants acceptable to Holder;

         (iii)  such other information respecting the
    condition or operations, financial or otherwise, of Company which is made available to the Company's shareholders generally as Holder may from time to time reasonably request.

         4.  Miscellaneous.

         (a)  Remedies.  Holder, in addition to being
entitled to exercise all rights provided herein, in the Stock Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to wave the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to Holder in this Agreement or otherwise conflicts with the provisions hereof. No Person, other than Holder and Madeleine L.L.C. pursuant to the Madeleine Agreement, has the right, contractual or otherwise, to require the registration of any securities of Company by virtue of any transaction contemplated by this Agreement or the Credit Agreement. The rights granted to Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of Company's securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless Company has obtained the written consent of Holder.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

         (i) if to Holder, at:

         ING (U.S.) Capital Corporation
         135 East 57th Street
         New York, New York  10022
         Telephone No.  (212) 409-1712
         Facsimile No.: (212) 593-3362
         Attention:  Barry A. Iseley
                     Senior Vice President

         with a copy to:

         Seward & Kissel
         One Battery Park Plaza
         New York, New York  10004
         Attention: Russell C. Prince, Esq.

         (ii) if to Company, at:

         American Skiing Company
         Sunday River Access Road
         Bethel, Maine  04217

         Telephone No.: (207) 824-8100
         Facsimile No.: (207) 824-5158
         Attention:  Christopher E. Howard, Esq.


         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of Holder unless and to the extent such successor or assign acquired Registrable Securities from Holder.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h)  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW
RULES THEREOF.

         (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j) Entire Agreement. This Agreement together with the Stock Purchase Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                             AMERICAN SKIING COMPANY



                             By:_______________________
                             Name:
                             Title:


                             ING (U.S.) CAPITAL CORPORATION



                             By:_______________________
                             Name:  Barry A. Iseley
                             Title:  Senior Vice President

                            AMENDMENT


         THIS AMENDMENT, dated as of August 6, 1999 (this
"Amendment"), is made between LESLIE B. OTTEN (the "Borrower") and ING (U.S.) CAPITAL LLC f/k/a ING (U.S.) Capital Corporation
(the "Lender").


                      W I T N E S S E T H:

         WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement, dated as of November 10, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement");
         WHEREAS, in order to evidence his obligations under the Credit Agreement, the Borrower executed and delivered to the Lender a Note, dated November 10, 1997 in the original principal amount of $18,000,000, made payable to the Lender by the Borrower (the "Note"); and

         WHEREAS, the parties hereto have agreed, subject to the conditions and terms hereinafter set forth, to amend the Credit Agreement and the Note to (i) provide for a decrease in the Commitment Amount and the face amount of the Note from $18,000,000 to $14,000,000, (ii) extend the Stated Maturity Date, and (iii) make certain other amendments;

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                            ARTICLE I
                           AMENDMENTS

         SECTION 1.01.  Amendment to the Credit Agreement.

    (a)  The definition of "Change in Control" set forth in
Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

         "Change in Control" means the occurrence, at any time, of the following event: the Borrower and the "Stockholders" party to that certain Stockholders' Agreement dated as of August 6, 1999 among the Company, the Borrower, Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P., Oak Hill Securities Fund, L.P. and OHCP Ski, L.P. and/or one or more of such Stockholders' affiliates, shall cease to have the ability to elect a majority of the board of directors of the Company."

    (b)  The definition of "Commitment Amount" set forth in
Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

         "Commitment Amount" means, on any date, an amount not to exceed $14,000,000, as such amount may be reduced from time to time pursuant to Section 2.2."

    (c)  The definition of "Stated Maturity Date" set forth in
Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "Stated Maturity Date" means November 30, 2000, or such later date to which the Commitment may be extended pursuant to Section 2.6."

    (c)  The definition of "Fair Market Value" set forth in
Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

              "Fair Market Value" means with respect to any Pledged Shares, at any time, (a) if the Common Stock is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal securities exchange on which the Common Stock is traded; or (b) if the Common Stock is not then listed or admitted to trading on any securities exchange, the last reported sales price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by the Valuation Sources for the Common Stock; provided, that (i) if any Valuation Source does not timely quote a sale or bid price therefor, the Lender may determine such Fair Market Value by reference to the arithmetic mean of sale and bid prices quoted by the remaining Valuation Sources and (ii) if no Valuation Source timely quotes a sale or bid price, (A) first, the Lender shall use commercially reasonable efforts to locate other sources that do timely quote a sale or bid price, and use such sources for purposes of determining "Fair Market Value," or (B) if the Lender is unable to locate other sources as contemplated in clause (A), the "Fair Market Value" of the Common Stock at such time shall mean the fair market value thereof as determined by the
         Lender in its reasonable discretion.   Notwithstanding
         clauses (i) and (ii), the Borrower may complete each Valuation Certificate and make each Borrowing Request on the basis of quotes of sale or bid prices for the Common Stock at the relevant time from sources reasonably believed by it to be reliable and the Lender may (but shall not be required to) rely upon such determinations by the Borrower."

    (d) Section 2.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

              "SECTION 2.5 Prepayments Following Determination of Fair Market Value. If the Fair Market Value of the Pledged Shares as determined by the Lender in accordance with the definition of "Fair Market Value" establishes that the most recently delivered Valuation Certificate shows the Borrower to be in violation of Section 7.2.4, or if after giving effect to such determination the aggregate outstanding principal amount of the Loans exceeds the amount that the Borrower was entitled to have extended to it pursuant to Section 2.1.2, the Borrower shall immediately, at the Borrower's option, either prepay Loans in accordance with clause (c) of
         Section 3.1 or deliver to the Lender additional Shares (which shall be shares of Common Stock unless the Borrower owns no further shares of Common Stock which are not Pledged Shares, in which case such Shares may consist of Class A Stock) in accordance with the Pledge Agreement."

    (d) Section 2.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

              "SECTION 2.6. Extension of Stated Maturity Date. Upon written request of the Borrower delivered not more than 60 nor less than 30 days prior to the Stated Maturity Date, the Lender will extend the Stated Maturity Date through August 31, 2001, provided that, as of the effective date of such extension (and, in the case of clauses (i) and (ii) below, on the date of such requested extension), (i) no Default has occurred and is then continuing, (ii) the Fair Market Value of the Pledged Shares is at least 400% of the aggregate principal amount of the Loans, and (iii) the Borrower shall pay the Lender the Extension Fee on or prior to the effective date of such extension."

    (e) Paragraph (d) of Section 3.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

              "(d) shall, within five (5) Business Days following the date on which the Lender has made a determination of the Fair Market Value of the Pledged Shares, the effect of which is to reduce the Fair Market Value of the Pledged Shares and consequently result in the outstanding principal amount of the Loans exceeding the then effective Maintenance Base, either make a mandatory prepayment of all Loans in an amount equal to the excess of the aggregate outstanding principal amount of Loans over the then effective Interim Maintenance Base or deliver additional Shares to the Lender (as provided in Section 2.5) pursuant to the Pledge Agreement having a Fair Market Value such that, when added to the aggregate Fair Market Value of all other Pledged Shares, the aggregate outstanding principal amount of the Loan no longer exceeds the Interim Maintenance Base; and"

         SECTION 1.02.  Amendment to Note.  The Note shall be
amended and restated in its entirety by the delivery of a replacement note by the Borrower in the form of Exhibit A attached hereto (the "Replacement Note").

                           ARTICLE II
                   CONDITIONS TO EFFECTIVENESS

         This Amendment and the amendments set forth herein shall become effective as of the date first written above on the date when the Lender shall have received (i) a cash payment, in immediately available funds, in respect of the Loan outstanding on the date hereof in the amount of $5,000,000, (ii) the Stockholders' Agreement referred to in Section 1.01(a) hereof, in form and substance satisfactory to the Lender, has been executed and delivered by all parties thereto and the transactions contemplated thereby have been consummated, and (iii) a counterpart of this Amendment and the original of the Replacement Note, each of which shall have been duly executed on behalf of the Borrower.

                           ARTICLE III
                          MISCELLANEOUS

         SECTION 3.1. Document Pursuant to Credit Agreement. This Amendment is a document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and conditions of the Credit Agreement. Unless otherwise expressly set forth herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

         SECTION 3.2. Representations and Warranties. Except as may have resulted from a decline in the market value of the Pledged Shares, the Borrower hereby reaffirms, as of the date hereof, each and every representation and warranty made by him in the Loan Documents, except that the representation set forth in
Section 6.5 of the Credit Agreement shall refer to the latest financial statements supplied by the Borrower to the Lender.

         SECTION 3.3.  No Default or Event of Default.  The
Borrower hereby represents and warrants that as of the date hereof there exists no Default or Event of Default.

         SECTION 3.4. Performance of Covenants. The Borrower hereby affirms that he has duly performed and observed the covenants and undertakings set forth in the Loan Documents on his part to be performed, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings so long as the Loan Documents, as amended hereby, shall remain in effect.

         SECTION 3.5. No Other Amendment or Waiver. Except for the amendments set forth herein, the text of the Credit Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed by the parties.

         SECTION 3.6.  Successors and Assigns.  This Amendment
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 3.7. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 3.8.  Governing Law.  THIS AMENDMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF
THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                             /s/ Leslie B. Otten
                             __________________________
                             LESLIE B. OTTEN


                   ING (U.S.) CAPITAL LLC


                   By:       /s/ Robert L. Fellows
                             _________________________
                             Name:  Robert L. Fellows
                             Title: Director

                            EXHIBIT A

                    FORM OF REPLACEMENT NOTE

                        REPLACEMENT NOTE

$14,000,000                                        August 6, 1999

    FOR VALUE RECEIVED, the undersigned, LESLIE B. OTTEN (the "Borrower"), promises to pay to the order of ING (U.S.) CAPITAL LLC f/k/a ING (U.S.) Capital Corporation (the "Lender") on the Stated Maturity Date the principal sum of FOURTEEN MILLION DOLLARS ($14,000,000) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of November 10, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between the Borrower and the Lender. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

    The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

    Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

    This Replacement Note is the Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Replacement Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Replacement Note and on which such Indebtedness may be declared to be immediately due and payable.

    All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

    THIS REPLACEMENT NOTE IS GIVEN IN REPLACEMENT OF A NOTE, DATED NOVEMBER 10, 1997, IN THE ORIGINAL PRINCIPAL AMOUNT OF $18,000,000, ISSUED BY THE BORROWER TO THE ORDER OF THE LENDER, AND IS NOT INTENDED TO BE A NOVATION. THE PREDECESSOR NOTE, MARKED "EXCHANGED", WILL BE RETURNED TO THE BORROWER UPON THE LENDER'S RECEIPT OF THIS REPLACEMENT NOTE.


                             ______________________
                             LESLIE B. OTTEN

                  LOANS AND PRINCIPAL PAYMENTS

                               Amount of    Unpaid
    Amount of Loan   Interest   Principal   Principal    Notation
       Made           Period     Repaid      Balance     Made By
    --------------  ---------  ----------   ----------   --------
Date                                               Total
----                                               -----













































                             3
01531013.AD1